UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 4, 2022

Motorsport Games Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39868	86-1791356
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5972 NE 4th Avenue Miami, FL (Address of principal executive offices)	33137 (Zip Code)

Registrant’s telephone number, including area code: (305) 507-8799

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, $0.0001 par value per share	MSGM	The Nasdaq Stock Market LLC (The Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Appointment of Certain Officers; Election of Directors; Departure of Directors or Certain Officers; Compensatory Arrangements of Certain Officers.

As publicly disclosed by Motorsport Games Inc. (the “Company”) on October 14, 2022, it has engaged John Delta, 60, as the Company’s part-time Interim Chief Financial Officer until a permanent Chief Financial Officer is appointed.

Mr. Delta has been Managing Partner for the Mid-Atlantic Region of TechCXO, LLC, a provider of outsourced C-Suite executives to high-tech companies since November 2016. Prior to TechCXO, he worked for several private equity-backed companies, including serving as Chief Operating Officer for Management CV Inc. from February 2011 to June 2016; Co-Founder and Chief Financial Officer for JJAB Holdings, LLC from February 2010 to February 2011; Chief Financial Officer for Edison Worldwide from December 2008 to January 2010; Chief Financial Officer for DoublePositive Marketing Group, Inc. from March 2006 to October 2008; Executive Vice President and Global Head of Operations for Hemscott Group PLC from October 2003 to December 2005; and Vice President, General Manager for The Nasdaq Stock Market, including as Vice President of Interactive Services. Earlier in his career, he was a consultant at McKinsey & Co. and Deloitte & Touche in the Financial Strategies practice. Mr. Delta earned a bachelor’s degree and an MBA from the University of Virginia.

In connection with Mr. Delta’s appointment as the Company’s Interim Chief Financial Officer, on October 4, 2022 the Company entered into a Consulting Services Agreement with TechCXO pursuant to which the Company will pay TechCXO an hourly rate of $450 for Mr. Delta’s service as Interim Chief Financial Officer. The Company’s 3rd quarter close process delayed the earlier contemplated September 19, 2022 effective date until the parties were able to finalize and execute the Consulting Services Agreement on October 4, 2022, which is the effective date of Mr. Delta’s appointment as the Company’s Interim Chief Financial Officer. The foregoing description of the Consulting Services Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Consulting Services Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

There is no family relationship between Mr. Delta and any director, executive officer, or person chosen by the Company to become a director or executive officer, nor are there any arrangements between any of Mr. Delta and any other persons pursuant to which Mr. Delta was selected to serve as an officer. There are no transactions to which the Company or any of its subsidiaries is a party and in which Mr. Delta has a direct or indirect material interest subject to disclosure under Item 404(a) of Regulation S-K.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
10.1	Consulting Services Agreement by and between Motorsport Games Inc. and TechCXO, LLC (John Delta), dated October 4, 2022
104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOTORSPORT GAMES INC.

Date: October 14, 2022	By:	/s/ Dmitry Kozko
Dmitry Kozko
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Consulting Services Agreement by and between Motorsport Games Inc. and TechCXO/John Delta, dated October 4, 2022
104	Cover Page Interactive Data File (formatted as Inline XBRL)